UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

_________________________

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

HEALTHCARE AI ACQUISITION CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

SUPPLEMENT No. 2 TO

PROXY STATEMENT

 DATED SEPTEMBER 30, 2025

OF

HEALTHCARE AI ACQUISITION CORP.

EXTRAORDINARY GENERAL MEETING TO BE HELD ON OCTOBER 10, 2025

The following information supplements, and should be read in conjunction with, the proxy statement dated September 17, 2025, and the Supplement filed on September 29, 2025  ( together, the “Proxy”) of Healthcare AI Acquisition Corp., a Cayman Islands exempted company (the ”Company”) in connection with an Annual General Meeting (the “Meeting”) relating to the proposed Extension Amendment Proposal, Ratification of Auditors Proposal and the Adjournment Proposal, more fully described in the Proxy (together referred to as the “Proposals”). This supplement (the “Supplement”) contains additional information that supplements the Proxy, and we urge you to read this Supplement, together with the Proxy regarding the Proposals:

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

On September 29, 2025, the Company filed a supplement with the Securities and Exchange Commission (the “Supplement”) announcing the Extraordinary General Meeting of Shareholders will be held on  October 10, 2025 at 9:00 a.m. ET (the “Meeting”). The Company is filing these definitive additional proxy materials in this Supplement on September 29, 2025, to clarify:

that the Meeting will be held at 9:00 a.m. EST, October 10, 2025.

You can participate in the Meeting, vote, and submit questions live via telephone, the information for which is available at https://www.cleartrustonline.com/haia.

(877) 853-5257 (US Toll Free)

(888) 475-4499 (US Toll Free)

+86 10 8783 3177 China

(400) 182 3168 China Toll-free

International numbers available: https://loeb.zoom.us/j/93839662032?from=addon

Conference ID: 938 3966 2032

To exercise your redemption rights, you must tender your Public Shares to HAIA’s transfer agent at least two (2) business days prior to the scheduled date of the Annual General Meeting, or October 8, 2025

Continental Stock Transfer & Trust Company, LLC

1 State Street, 30th Floor

New York, NY 10004

Attn: SPAC Redemption Team

Email: spacredemptions@continentalstock.com

In order to exercise your redemption rights, you must, prior to 5:00 p.m. New York Time on October 8, 2025 (two (2) business days prior to the scheduled date of the Annual General Meeting), (i) submit a written request to the Trustee, that HAIA redeem your Public Shares for cash, and (ii) deliver your shares to the Trustee physically or electronically through DTC. The address of HAIA’s transfer agent is listed under the question “Who can help answer my questions?” below. HAIA requests that any requests for redemption include the identity as to the beneficial owner making such request. Electronic delivery of your shares generally will be faster than delivery of physical share certificates.

— END OF SUPPLEMENT TO PROXY STATEMENT —

2